UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Lomond Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56377	87-2959575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Ste 8490 Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

(212) 739-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 7, 2026, Lomond Therapeutics, Inc. (the “Company”) entered into a Termination Agreement with Bala Therapeutics, Inc. (“Bala”), pursuant to which that certain License Agreement, dated October 17, 2024, by and between the Company and Bala (the “License Agreement”), was terminated ab initio, effective immediately. Pursuant to the License Agreement, Bala had granted the Company exclusive worldwide rights under certain licensed intellectual property (the “Licensed IP”) to develop and commercialize certain compounds and pharmaceutical products related to an early stage menin inhibitor for the treatment of AML. The Company’s decision to terminate the License Agreement was due to reasons including, but not limited to, the crowded competitive landscape surrounding the Licensed IP, which among other concerns, could make recruiting patients difficult and potentially capital-intensive in a manner that would detract from other intellectual development of the Company.

In connection with the termination of the License Agreement, the Company and Bala also terminated that certain Promissory Note, dated as of October 17, 2024 (the “Deferred Payment Agreement”), in favor of Bala, pursuant to which the Company had agreed to pay Bala, over time, the sum of $1.2 million on the terms and conditions set forth therein.

As set forth in the Termination Agreement, the parties acknowledged that the Company had spent approximately $600,000 in furtherance of development of the Licensed IP under the License Agreement. As consideration for such expenditure and the termination, Bala agreed to issue shares of its common stock to the Company representing approximately 3.5% of its fully diluted capitalization as of the date thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Termination Agreement by and between Lomon Therapeutics, Inc. and Bala Therapeutics, Inc., dated January 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOMOND THERAPEUTICS HOLDINGS, INC.

Date: January 13, 2026	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer and Chairman

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